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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                        Date of Report: December 15, 2000

                            ALTAIR INTERNATIONAL INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)

      Province of
       Ontario,

        Canada                       1-12497                       None
  ------------------           --------------------         ------------------
   (State or other             (Commission File No.)          (IRS Employer
     jurisdiction                                           Identification No.)
  of incorporation)

                         1725 Sheridan Avenue, Suite 140

                               Cody, Wyoming 82414

          (Address of principal executive offices, including zip code)
          ------------------------------------------------------------

       Registrant's telephone number, including area code: (307) 587-8245



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Item 5.  Other Events.

     (a)   Issuance of Asset-Backed Exchangeable Term Note.

           Purchase Agreement: On December 15, 2000, Altair International Inc. (the "Company") and an investor entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant which the Company issued to the investor a $7,000,000 Asset-Backed Exchangeable Term Note (the "Note") and a Warrant to purchase 350,000 common shares at an initial exercise price of $3.00 (the "Warrant"). The Note, Warrant and related rights were sold to the investor in exchange for $7,000,000 (less financing fees). The Purchase Agreement also contained representations, warranties and future covenants by the Company, the specifics of which are set forth in the Purchase Agreement. Among other covenants, the Company has agreed to maintain a letter of credit in favor of the investor in an amount equal to 57.15% of the principal balance of the Note until certain conditions are met, after which the required amount will be reduced to 50% of the principal balance of the Note. The letter of credit is currently secured by cash proceeds from issuance of the Note equal to the face amount of the letter of credit.

         Note: The Note is in the principal amount of $7,000,000 and bears interest at a rate of 10% per annum. Under the Note, the Company is required to make monthly payments on or before the 15th day of each calendar month in the principal amount of $291,667 plus accrued interest (the "Monthly Payment Amount"). The Note is due and payable in full on December 15,2003.

         The Company may pay accrued interest in cash at any time throughout the term and may prepay the Note in $250,000 increments at any time throughout the term at a price equal to 115% of the sum of outstanding principal and accrued interest. As long as the closing bid price of the common shares of the Company is less than the $3.00 (as adjusted, the "Fixed Exchange Price"), the Company may redeem the Monthly Payment Amount in cash.

         If the closing bid price is greater than the Fixed Exchange Price, or if the Company elects not to redeem the Monthly Payment Amount, on each due date, the holder of the Note automatically will receive the right to exchange (immediately or at any later date during the term) the Monthly Payment Amount into common shares at the applicable "Exchange Price." The Exchange Price for any date is the lesser of (a) the Fixed Exchange Price, as adjusted, or (b) the average of the lowest three daily trading prices of the common shares during the 15 trading days ending on the day before an exchange right is exercised.


         The Fixed Exchange Price is subject to reduction pursuant to a formula set forth in the Note at any time, with certain exceptions, the Company sells common shares or issues a security or grants right exercisable for or convertible into common shares at a purchase price which is less than the current Fixed Exchange Price. The Note also includes standard anti-dilution provisions pursuant to which the exercise price and number of common shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

           Upon the occurrence of a default or specified major corporate event, the holder of the Note has the right to exchange the entire principal balance of the Note for common shares. Upon the occurrence of other specified events, the Company is required to redeem the Monthly Payment Amount in cash at 120% of face value.

           The Note is secured by a pledge of the intellectual property and common stock of Altair Technologies, Inc., a second-tier wholly-owned subsidiary of the Company. Altair Technologies, Inc. owns and operates the titanium processing technology the Company acquired in 1999. The Note is also secured by a pledge of the common stock of Mineral Recovery Services, which owns and operates the Company's leasehold interests in the Camden, Tennessee area.

           Warrant: The Warrant entitles the holder to purchase 350,000 common shares at an initial exercise price of $3.00 per share at any time on or before December 15, 2005. The exercise price is subject to reduction pursuant to a formula set forth in the Warrant at any time, with certain exceptions, the Company sells common shares or grants a security or right exercisable for or convertible into common shares at a purchase price which is less than the current exercise price. The Warrant also includes standard anti-dilution provisions pursuant to which the exercise price and number of common shares issuable thereunder are adjusted proportionately in the event of a stock split, stock dividend, recapitalization or similar transaction.

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         Registration  Rights  Agreement:   The  Company  also  entered  into  a
Registration Rights Agreement with the investor pursuant to which the Company agrees to file, within 37 days of December 15, 2000, a registration statement registering the re-sale of the common shares issuable upon exchange of the Note and exercise of the Warrant. If the registration statement is not effective within 120 days of December 15, 2000, the Company will incur a penalty of 2% of the outstanding principal amount under the Note each month after such date the registration statement is not effective. The failure to cause such registration statement to be effective within 180 days of December 15, 2000 is an event of default under the Note.

           The foregoing descriptions do not purport to be complete and are qualified by reference to the definitive agreements, notes and warrants filed as Exhibits herewith.

     (b) Assignment and Termination of Repricing Rights Under March 31, 2000 Purchase Agreement.

         As reported in the current report on Form 8-K filed by the Company on April 24, 2000, as amended by a Current Report on Form 8-K/A filed on July 17, 2000, on March 31, 2000, the Company and a private equity fund entered into a Common Stock Purchase Agreement and related agreements, pursuant to which the equity fund purchased 1,251,303 common shares of the Company for an aggregate purchase price of $6,000,000; however, the number of shares received by the equity fund in exchange for $6,000,000 was subject to "repricing" adjustments if the lowest average closing price for any ten days during each of four 30-day "repricing" periods did not meet a certain threshold. Prior to December 15, 2000, the equity fund repriced 750,782 of the initial shares it purchased under the Common Stock Purchase Agreement and received an additional 1,003,626 common shares.

           Pursuant to an Assignment and Agreement dated December 15, 2000, in exchange for $1,650,000, the equity fund transferred all of its remaining rights under the Common Stock Purchase Agreement, including its right to reprice the remaining 500,521of the initial 1,251,303 shares, to the investor that purchased the Note. On December 15, 2000, pursuant to the Purchase Agreement, the investor exercised its right to reprice approximately 70,928 of the initial shares and received 247,678 common shares. Simultaneously with such exercise, in exchange for approximately $1,650,000, the investor terminated all remaining rights under the Common Stock Purchase Agreement, including all remaining repricing rights, and granted the Company an option to purchase 247,578 common shares for a nominal exercise price.

           The foregoing description does not purport to be complete and is qualified by reference to the definitive agreement filed as Exhibits herewith.

Item 7.  Financial Statements and Exhibits

  (c)   Exhibits.

        4.1      Asset-Backed Exchangeable Term Note dated December 15, 2000.

        4.2      Warrant dated December 15, 2000.

       10.1      Securities Purchase Agreement dated December 15, 2000.

       10.2      Registration Rights Agreement dated December 15, 2000.

       10.3      Stock  Pledge   Agreement  dated  December  15,  2000  (Mineral
                 Recovery Systems common stock).

       10.4      Stock  Pledge   Agreement   dated  December  15,  2000  (Altair
                 Technologies common stock).

       10.5      Assignment and Agreement dated December 15, 2000.

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                                   SIGNATURES
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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                     Altair International Inc.


    December 22, 2000                By: /s/ William P. Long
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         Date                                Dr. William P. Long, President

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